Exhibit 99.1

October 29, 2007

Sally O. Thiel, Director	Jo Ann Lehtihet
Investor Relations	Corporate Public Relations
C-COR	C-COR
(814) 231-4402, email: sthiel@c-cor.com	(814) 231-4438, email: jlehtihet@c-cor.com

C-COR ANNOUNCES EARLY TERMINATION OF THE

HART-SCOTT-RODINO WAITING PERIOD

FOR ACQUISITION BY ARRIS

Sets Record Date for

Special Meeting of C-COR Shareholders

State College, PA (October 29, 2007) - C-COR Incorporated (NASDAQ: CCBL) today announced that it has received notification from the Federal Trade Commission that early termination of the waiting period under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976 has been granted in connection with the proposed acquisition of C-COR Incorporated (NASDAQ: CCBL) by ARRIS Group, Inc. (NASDAQ: ARRS). The merger remains subject to satisfaction of other conditions, including approval of the shareholders of both C-COR and ARRIS.

C-COR has set November 7, 2007, as the record date for the special meeting of its shareholders to approve the merger. The special meeting of C-COR shareholders will be held on Friday, December 14, 2007 in Philadelphia, Pennsylvania. C-COR and ARRIS intend to close the merger promptly following the satisfaction or waiver of all conditions to the merger.

About C-COR

C-COR technology and know-how are at the heart of today’s personalized, multi-screen communications and entertainment. The largest cable operators and other private and public network operators around the world look to C-COR for broadband access equipment to expand bandwidth, unified video platforms for delivery of on demand content, and integrated back-office

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C-COR SETS RECORD DATE FOR SPECIAL MEETING OF C-COR

SHAREHOLDERS – ADD 1

OSS for a 360 degree view of the network, subscribers and workforce. C-COR’s common stock is listed on the NASDAQ Global Market (Symbol: CCBL) and is a component of the Russell 2000 Stock Index. For additional information regarding C-COR, visit www.c-cor.com.

About ARRIS

ARRIS provides broadband local access networks with innovative next generation high-speed data and telephony systems for the delivery of voice, video and data to the home and business. ARRIS’ complete solutions enhance the reliability and value of converged services from the network to the subscriber. Headquartered in Suwanee, Georgia, USA, ARRIS has design, engineering, distribution, service and sales office locations throughout the world. Information about ARRIS’ products and services can be found at www.arrisi.com.

Additional Information and Where to Find It

In connection with the proposed combination of C-COR and ARRIS, ARRIS has filed with the SEC a registration statement on Form S-4, which includes a proxy statement which also has been filed by C-COR and a proxy statement and prospectus of ARRIS. Shareholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction, because it contains important information. Shareholders may obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about C-COR and ARRIS, without charge, at the SEC’s internet site www.sec.gov. Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to C-COR, 60 Decibel Road, State College, Pennsylvania 16801, Attention: Director of Investor Relations (814) 231- 4402 or to ARRIS Group, Inc., 3871 Lakefield Drive, Suwanee, Georgia 30024, Attention: Investor Relations (678) 473-2647.

Participants in the Solicitation

C-COR, ARRIS, and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed combination. Information regarding C-COR’s directors and executive officers is available in C-COR’s Annual Report on Form 10-K, as amended by C-COR on Form 10K/A filed on October 11, 2007. Information regarding ARRIS’ directors and executive officers is available in the Proxy Statement with respect to ARRIS’ 2007 Annual Meeting of Stockholders filed by ARRIS with the SEC on April 9, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

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C-COR SETS RECORD DATE FOR SPECIAL MEETING OF C-COR

SHAREHOLDERS – ADD 2

Some of the information presented in this announcement constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent the Company’s judgment regarding future events, and are based on currently available information. Although the Company believes it has a reasonable basis for these forward-looking statements, the Company cannot guarantee their accuracy and actual results may differ materially from those the Company anticipated due to a number of known and unknown uncertainties. Factors which could cause actual results to differ from expectations include, among others, the possibility that the proposed merger with ARRIS Group, Inc. will not be consummated, capital spending patterns of the communications industry, changes in regard to significant customers, the demand for network integrity, the trend toward more fiber in the network, the Company’s ability to develop new and enhanced products, the Company’s ability to provide complete network solutions, continued industry consolidation, the development of competing technology, the global demand for the Company’s products and services, the Company’s ability to implement its restructuring and cost reduction measures, and the Company’s ability to achieve its strategic objectives. For additional information concerning these and other important factors that may cause the Company’s actual results to differ materially from expectations and underlying assumptions, please refer to the reports filed by the Company with the Securities and Exchange Commission.

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